Exhibit 10.12

June 1, 2015

Patricia Chiodo

RE:Offer Letter Revision

Dear Tricia:

This Letter Amendment (hereinafter, “Amendment”) revises your Offer Letter dated May 15, 2015 (hereinafter, “Offer Letter”) as follows:

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Long Term Incentive Plan:  You will be eligible to participate in the Company's Long Term Incentive/Phantom Stock Plan (or any future equivalent/revised plan).  Shares/grants/incentives are not guaranteed and are issued at the discretion of the Board of Directors.

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Severance:  In the event your employment is terminated by ATS, for reasons other than cause, subject to entering into an appropriate release, non-disparagement and cooperation agreement, ATS will pay your base salary including the cost of medical benefits for a 12 month period.  In the event you resign for “Good Reason”, subject to entering into an appropriate release, non-disparagement and cooperation agreement, ATS will pay your base salary including the company cost of medical benefits for up to a 12 month period, or until you find alternate employment (whichever occurs first) “Good Reason” means a change in authority, duties, responsibilities, reporting lines, or other action by the Company resulting in a diminution of, or a material alteration to, your position.  A 60 day working/cooperation period is required after resignation of employment to assist with the transition of your role.

This Amendment supersedes any prior understanding, written or oral, between the Parties respecting the subject matter contained herein.  To the extent the provisions of this Amendment conflict with your Offer Letter, the provisions of this Amendment shall control.  Please sign below to document your agreement to this Amendment.

Sincerely,

/s/ David M. Roberts

David M. Roberts

President & Chief Operating Officer

American Traffic Solutions, Inc.

/s/ Patricia Chiodo	June 1st, 2015
Patricia Chiodo	Date

1330 W. Southern Ave.  ●  Tempe, Arizona 85282  ●  TEL:  480.443.7000

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